                                   EXHIBIT 4.4


                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS FOR SUCH LAWS AS MAY THEN BE IN EFFECT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

Company: Sonic Solutions (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:          120,000
Class of Stock:            Common Stock
Initial Warrant Price:     $2.50 per share
Expiration Date:           April 30, 2006
Date of Grant:             October 15, 1999

     THIS CERTIFIES THAT, for value received, Hambrecht & Quist Guaranty Finance, LLC, a California limited liability company, or nominees, is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Warrant Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

     1. Definitions.
        -----------

     As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

        (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

        (b) "Common Stock" shall mean shares of the presently authorized common stock of the Company and any stock into which such common stock may hereafter by exchanged.

        (c) "Holder" shall mean any person who shall at the time be the holder of this Warrant.

        (d) "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to
Section 5 hereof.

        (e) "Warrant Price" shall mean the Initial Warrant Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.

     2. Term.
        ----

     The purchase right represented by this Warrant is exercisable, in whole or in part, on or before the Expiration Date.

     3. Exercise of Warrant; Payment; Issuance of New Warrant
        -----------------------------------------------------

        3.1. Subject to Section 2 hereof, the purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States dollars, or by wire transfer to an account of the Company, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 3, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant (dated as of the date hereof) representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such thirty (30) day period.

        3.2 The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and rules. No sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under such act, and applicable state securities laws with respect to such shares is then in effect, or pursuant to an exemption from such registration requirements for such laws is then in effect or an opinion of counsel reasonably satisfactory to Company and its counsel that such registration is not required."

     4. Exercise Price. The Warrant Price at which this Warrant may be exercised
        --------------
shall be the Initial Warrant Price, as adjusted from time to time pursuant to
Section 5 hereof.

     5. Adjustment of Number and Kind of Shares and Adjustment of Warrant Price.
        -----------------------------------------------------------------------

        5.1 Certain Definitions. As used in this Section 5 the following terms
            -------------------
shall have the following respective meanings:

            (a) Options: rights, options or warrants to subscribe for, purchase
                -------
or otherwise acquire shares of Common Stock or Convertible Securities.

            (b) Convertible Securities: any evidence of indebtedness, shares of
                ----------------------
stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

     5.2 Adjustments. The number and kind of securities purchasable upon the
         -----------
exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

        (a) Reclassification, Reorganization, Consolidation or Merger. In the
            ---------------------------------------------------------
case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company for each such share of such Class of Stock. The aggregate Warrant Price of the new warrant shall be the aggregate Warrant Price in effect immediately prior to the reclassification, reorganization, consolidation or merger and the Warrant Price per share shall be appropriately increased or decreased. Such new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 including, without limitation, adjustments to the Warrant Price and to the number of share issuable upon exercise of this Warrant. The provisions of this subsection (a) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

        (b) Split, Subdivision or Combination of Shares. If the Company at any
            -------------------------------------------
time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

        (c) Stock Dividends. If the Company at any time while this Warrant
            ---------------
remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options, or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Option or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase by the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date.

               (d) Other Securities. In the event the Company at any time or
                   ----------------
     from time to time after the issuance of this Warrant makes, or fixes a record date for the determination of Holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each such event, provision shall be made so that the Holder shall receive, upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had this Warrant been exercised for such Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by such Holder as aforesaid during such period, subject to all other adjustments called for during such period under this
     Section 5 with respect to the rights of the Holder.

          5.3 Adjustment of Number of Shares. Upon each adjustment in the
              ------------------------------
Warrant Price pursuant to this Section 5, the number of Shares issuable upon exercise of this warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

               6. Notice of Adjustments. Whenever the Warrant Price shall be
                  ---------------------
          adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer or chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

       7. Right to Convert Warrant Into Stock.
          -----------------------------------

          7.1 Right to Convert. In addition to the rights granted under Section
              ----------------
3 of this Warrant, the Holder shall have the right to require the Company to convert (the "Conversion Right") into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this Section 7. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Price) that number of shares of stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time of the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price immediately prior to the exercise of the Conversion Right from the aggregate Conversion Price (as hereinafter determined)) by (y) the Conversion Price.

          7.2 Method of Exercise. The Conversion Right may be exercised at any
              ------------------
time by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the Holder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement.

          7.3 Automatic Conversion Prior to Expiration. To the extent this
              ----------------------------------------
Warrant is not previously exercised, and if the fair market of one share of the Class of Stock issuable upon exercise of this Warrant is greater than the Warrant Price per share, this Warrant shall be deemed automatically exercised in accordance with Section 7.1 hereof (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 7.3, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Class of Stock, if any, Holder is to receive by reason of such automatic exercise. The Company shall issue to the Holder certificates for the Shares issued upon such automatic conversion in accordance with Section 7.2 above, although the Company may condition receipt of the certificate upon surrender of the Warrant to the Company.

        7.4 Conversion Price. The Conversion Price is determined as, for the
            ----------------
three months prior to any conversion of the Warrant into Common Stock, the highest Fair Market Value for the three months prior to any conversion of the Warrant into Common Stock. The Fair Market Value is determined as of any day to be:

            (a) if the Common Stock is publicly traded or quoted on any exchange or over-the-counter market on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street
                                                           ---------------
     Journal, the average closing sale price during the five consecutive trading
     -------
     days, ending on that day, provided that if no closing sale price is reported for one or more of those five consecutive trading days, then the average between the ask and bid prices of the Common Stock on such a day or days will be substituted therefor.

            (b) if the Common Stock is not traded in an over-the-counter market or on an exchange, the highest fair market value of a single share of Common Stock shall be as determined in good faith by the Company's Board of Directors' provided; however, that if the Holder disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors.

     8. Transferability and Non-negotiability of Warrants and Shares. This
        ------------------------------------------------------------
Warrant and the Shares issued upon exercise thereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 8, title to the Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

     9. Notices. The Company shall mail to the registered Holder of the Warrant,
        -------
at its last known post office address appearing on the books of the Company, not less than twenty (20) days prior to the date on which (a) a record will be taken for the purpose of determining the Holders of Common Stock entitled to dividends or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the Holders of Common Stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sales of substantially all of the Company's assets shall be considered and acted upon.

        10. Miscellaneous. No fractional shares of the Shares shall be issued in
            -------------
connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this

Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to wholly performed in the State of California. The representations, warranties and agreements herein contained shall survive the exercise of the Warrant. References to the "holder of" include the immediate Holder of shares purchased on the exercise of this Warrant, and the word "Holder" shall include the plural thereof. The titles of the section and the subscriptions of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

        All shares of Common Stock or other securities issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company will pay all taxes in respect of the issuance thereof (other than any income or capital gain taxes payable by the Holder)


IN WITNESS WHEREOF, the Warrant has been duly executed by the undersigned, as of the 15th day of October, 1999.




                                         By:
                                              ------------------------------
                                                     (Signature)


                                         Name:
                                              ------------------------------
                                                      (Printed)


                                         Title:
                                               -----------------------------

                                                                      APPENDIX A

                               NOTICE OF EXERCISE

        The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects, pursuant to Section 3 of the Warrant, to exercise purchase rights represented by such Warrant for, and to purchase thereunder, ____ shares of the Common Stock of Sonic Solutions (the "Company") to which such Warrant relates and herewith makes payment of $________ therefor in cash, wire transfer or by certified check and requests to be delivered to the undersigned, the address for which is set forth below the signature of the undersigned.

Dated:
      ----------------------

                                           Name of Holder:

                                           ----------------------------------


                                           By:
                                              -------------------------------
                                           (Signature of Authorized Officer)


                                           Title:
                                                 ----------------------------

                                                                      APPENDIX B

                               NOTICE OF EXCHANGE

        The undersigned, the Holder of the foregoing Warrant, hereby elects pursuant to Section 7 of the Warrant, to exchange the purchase rights to purchase ________ shares of the Common Stock of Sonic Solutions covered by such Warrant and herewith makes payment in full therefor by surrender of such Common Stock Warrant, and requests that certificates for such shares (and any other securities or property deliverable upon such exchange including a revised warrant) be issued in the name of the undersigned and delivered to its address as set forth in the Warrant.

Dated:
      ----------------

                                            Name of Holder:


                                            -------------------------------


                                            By:
                                               ----------------------------
                                            (Signature of Authorized Officer)


                                            Title:
                                                  -------------------------

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